UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

WEX INC.
(Name of Registrant as Specified In Its Charter)

IMPACTIVE CAPITAL MASTER FUND LP

IMPACTIVE CAPITAL LP

IMPACTIVE CAPITAL LLC

IMPACTIVE ZEPHYR FUND LP

IMPACTIVE SIERRA FUND LP

LAUREN TAYLOR WOLFE

CHRISTIAN ASMAR

KURT P. ADAMS

ELLEN R. ALEMANY

ALEMANY OCTOBER 2025 GRAT NO. 1

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPACTIVE CAPITAL MASTER FUND LP

April 10, 2026

Dear Fellow Stockholders:

Impactive Capital Master Fund LP and certain of its affiliates (collectively, “Impactive,” “we” or “us”) have been significant stockholders in WEX Inc., a Delaware corporation (the “Company” or “WEX”), for five years. For the length of our investment, we have attempted to maintain an open and collaborative relationship with the Company and its Board of Directors (the “Board”), but in recent years that relationship has been severely strained by the mounting challenges facing the Company and the Board’s apparent unwillingness to take action to hold management accountable for performance. For over a year, we have urged the Company to acknowledge the need for stockholder perspectives on the Board and have been repeatedly rebuffed and refused. Last year, we expressed our intent to vote against three members of the Board, and many of our fellow stockholders voted with us, delivering a powerful message of dissatisfaction and the need for change.

Now is the time for that change to be put into action. For too long the Board has failed to provide the oversight and accountability necessary to correct the capital allocation, pricing and operational missteps that have harmed the value of your investment. We believe that meaningful change to the composition of the Board is now necessary to prevent further value destruction and to ensure that the future of WEX is one that places the best interests of its stockholders at the forefront. Accordingly, we are seeking your support for the election of our three (3) highly-qualified nominees as directors at the 2026 annual meeting of stockholders to be held via live webcast on May 5, 2026, at 9:00 a.m. Eastern Time (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The Board is currently composed of twelve (12) directors, all of whom have terms expiring at the Annual Meeting, with three (3) directors retiring at the Annual Meeting. According to the Company, the number of seats on the Board will be reduced to nine (9) directors effective as of the Annual Meeting. Through the accompanying Proxy Statement and enclosed WHITE universal proxy card or WHITE voting instruction form, we are soliciting proxies to elect not only our three (3) nominees, Kurt P. Adams, Ellen R. Alemany, and Lauren Taylor Wolfe (collectively, the “Impactive Nominees”), but also six (6) of the Company’s nominees whose election we do not oppose. Impactive and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to nine (9) nominees on Impactive’s enclosed WHITE universal proxy card or WHITE voting instruction form. Any stockholder who wishes to vote for any combination of the Company’s nominees and our Impactive Nominees may do so on Impactive’s enclosed WHITE universal proxy card or WHITE voting instruction form. There is no need to use the Company’s blue proxy card or voting instruction form, regardless of how you wish to vote. In any case, we recommend that stockholders vote in favor of the Impactive Nominees, who we believe are most qualified to serve as directors in order to achieve a Board composition that we believe is in the best interest of all stockholders.

We strongly believe that stockholders will benefit from a meaningfully reconstituted Board that includes the addition of independent directors with extensive leadership experience, deep marketing knowledge, financial, corporate strategy and turnaround expertise, and a shared objective of enhancing value for the benefit of all WEX stockholders. The individuals that we have nominated are highly qualified, significantly experienced and ready to ensure that the interests of stockholders, the true owners of WEX, are appropriately represented in the boardroom.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE universal proxy card or WHITE voting instruction form today. The attached Proxy Statement and the enclosed WHITE universal proxy card are first being mailed to stockholders on or about April 10, 2026.

If you have already voted for the incumbent management slate on the Company’s proxy card, you have every right to change your vote by signing, dating, marking your vote and returning a later dated WHITE universal proxy card or WHITE voting instruction form or by voting virtually at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free number listed on the following page.

Thank you for your support,

/s/ Lauren Taylor Wolfe

Lauren Taylor Wolfe

Impactive Capital Master Fund LP

If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Impactive’s proxy materials,

please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Stockholders may call toll-free: (877) 285-5990

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

2026 ANNUAL MEETING OF STOCKHOLDERS

OF

WEX INC.
_________________________

PROXY STATEMENT
OF
IMPACTIVE CAPITAL MASTER FUND LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED

WHITE UNIVERSAL PROXY CARD TODAY

Impactive Capital Master Fund LP and certain of its affiliates (collectively, “Impactive,” “we” or “us”) are significant stockholders in WEX Inc., a Delaware corporation (the “Company” or “WEX”), which together with the other participants in this solicitation are the beneficial owners of an aggregate of 1,713,553 shares of Common Stock, $0.01 par value per share (the “Common Stock”) of the Company, representing approximately 4.9% of the outstanding shares of Common Stock. We believe that the Board of Directors of the Company (the “Board”) must be meaningfully reconstituted to ensure that the Board takes the necessary steps to maximize value for all of the Company’s stockholders. To that end, we have nominated three (3) highly-qualified director nominees, who have strong, relevant backgrounds and are committed to fully exploring all opportunities to unlock stockholder value and putting your interests first in the oversight of the Company. Accordingly, we are seeking your support at the 2026 annual meeting of stockholders to be held via live webcast on May 5, 2026, at 9:00 a.m. Eastern Time (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.

To elect Impactive’s three (3) director nominees, Kurt P. Adams, Ellen R. Alemany, and Lauren Taylor Wolfe (each, an “Impactive Nominee” and together, the “Impactive Nominees”) to serve for a one-year term, until the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”) and until their respective successors are elected and qualified;

2.	To vote on the Company’s proposal to approve on an advisory (non-binding) basis the compensation of the Company’s Named Executive Officers;
3.	To vote on the Company’s proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
4.	To conduct any other business properly brought before the Annual Meeting.

This Proxy Statement and the enclosed WHITE universal proxy card are first being mailed to stockholders on or about April 10, 2026.

The Company has disclosed that the Annual Meeting will take place in a virtual meeting format only. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend and vote virtually at the Annual Meeting and by proxy please see the “VOTING AND PROXY PROCEDURES” and “VIRTUAL MEETING” sections of this Proxy Statement.

The Board is currently composed of twelve (12) directors, all of whom have terms expiring at the Annual Meeting, with three (3) directors retiring at the Annual Meeting. According to the Company, the number of seats on the Board will be reduced to nine (9) directors effective as of the Annual Meeting. Through this Proxy Statement and enclosed WHITE universal proxy card or WHITE voting instruction form, we are soliciting proxies to elect not only our three (3) nominees, Kurt P. Adams, Ellen R. Alemany, and Lauren Taylor Wolfe, but also six (6) of the Company’s nominees whose election we do not oppose, Daniel Callahan, Aimee Cardwell, David Foss, James Groch, Derrick Roman and Susan Sobbott (the “Unopposed Company Nominees”). Impactive and WEX will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to nine (9) nominees on Impactive’s enclosed WHITE universal proxy card or WHITE voting instruction form. Any stockholder who wishes to vote for any combination of the Company’s nominees and our Impactive Nominees may do so on Impactive’s enclosed WHITE universal proxy card or WHITE voting instruction form. There is no need to use the Company’s blue proxy card or voting instruction form, regardless of how you wish to vote.

Your vote to elect the Impactive Nominees will have the legal effect of replacing three (3) incumbent directors. If elected, the Impactive Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to evaluate all opportunities to enhance stockholder value. However, the Impactive Nominees will constitute a minority of the Board and there can be no guarantee that they will be able to implement the actions that they believe are necessary to unlock stockholder value. There is no assurance that any of the Company’s nominees will serve as directors if all or some of the Impactive Nominees are elected. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

Stockholders are permitted to vote for fewer than nine (9) nominees or for any combination (up to nine (9) total) of the Impactive Nominees and the Company’s nominees on the enclosed WHITE universal proxy card or WHITE voting instruction form. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of only the Company nominees who we believe are the most qualified to serve as directors – the Unopposed Company Nominees – to help achieve a Board composition that we believe is in the best interest of all stockholders. We recommend that stockholders do not vote for any of the Company’s nominees other than the Unopposed Company Nominees. Among other potential consequences, voting for Company nominees other than the Unopposed Company Nominees may result in the failure of one or all of the Impactive Nominees to be elected to the Board. Impactive urges stockholders using our WHITE universal proxy card or WHITE voting instruction form to vote “FOR” all of the Impactive Nominees and “FOR” the Unopposed Company Nominees.

IF YOU MARK FEWER THAN NINE (9) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR WHITE UNIVERSAL PROXY CARD OR WHITE VOTING INSTRUCTION FORM, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE THREE (3) IMPACTIVE NOMINEES AND THE SIX (6) UNOPPOSED COMPANY NOMINEES.

IMPORTANTLY, IF YOU MARK MORE THAN NINE (9) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

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The Company has set the close of business on March 30, 2026 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 1 Hancock Street, Portland, Maine 04101. According to the Company’s proxy statement, as of the Record Date, there were 34,666,571 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

As of the date hereof, the participants in this solicitation collectively beneficially own 1,713,553 shares of Common Stock, and intend to vote all of such shares FOR the election of the Impactive Nominees and the Unopposed Company Nominees, AGAINST the approval of the advisory (non-binding) vote on the compensation of the Company’s Named Executive Officers, and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE universal proxy card or WHITE voting instruction form.

THIS SOLICITATION IS BEING MADE BY IMPACTIVE AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS OF WHICH IMPACTIVE IS NOT AWARE A REASONABLE TIME BEFORE THIS SOLICITATION BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE UNIVERSAL PROXY CARD OR WHITE VOTING INSTRUCTION FORM WILL NOT VOTE ON SUCH MATTERS.

IMPACTIVE URGES YOU TO SIGN, DATE AND RETURN THE WHITE UNIVERSAL PROXY CARD OR WHITE VOTING INSTRUCTION FORM “FOR” THE ELECTION OF THE IMPACTIVE NOMINEES AND THE UNOPPOSED COMPANY NOMINEES.

IF YOU HAVE ALREADY SENT A UNIVERSAL PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE UNIVERSAL PROXY CARD OR WHITE VOTING INSTRUCTION FORM. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING ELECTRONICALLY AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE universal proxy card are available at

www.wakeupwex.com

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IMPORTANT

Your vote is important, no matter the number of shares of Common Stock you own. Impactive urges you to sign, date, and return the enclosed WHITE universal proxy card or WHITE voting instruction form today to vote “FOR” the election of the Impactive Nominees and in accordance with Impactive’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE universal proxy card and return it to Impactive, c/o Okapi Partners LLC (“Okapi”) in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares virtually at the Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.
•

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed WHITE voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form in the enclosed pre-paid return envelope.

•	You may vote your shares virtually at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your WHITE universal proxy card or WHITE voting instruction form by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

As Impactive is using a “universal” proxy card containing the Impactive Nominees as well as the Company’s nominees, there is no need to use any other proxy card regardless of how you intend to vote. Impactive strongly urges you NOT to sign or return any blue universal proxy cards or voting instruction forms that you may receive from the Company. Even if you return the Company’s blue universal proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

4

If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Impactive’s proxy materials,

please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Stockholders may call toll-free: (877) 285-5990

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

5

BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	In November 2020, Impactive began researching WEX in support of a potential investment in the Company. In connection with its initial due diligence, Impactive arranged a discussion of WEX’s fleet business model, fuel price exposure, and electric vehicle exposure with Steve Elder, the Company’s Senior Vice President of Global Investor Relations. Over time, Impactive formed a view of the potential value of WEX’s underlying businesses.
•	On February 24, 2021, WEX reported fourth quarter and full year 2020 financial results with higher-than-expected expenses and below-target earnings per share; the report did not include guidance for future performance expectations.[1] These results led to a 9.4% decline in the WEX stock price, which prompted Impactive to begin accumulating shares in March 2021.
•	On March 1, 2021, Ms. Taylor Wolfe and Christian Asmar, Impactive co-founders, and Olivia Black, Impactive Vice President, Investment Analyst, conducted a call with Melissa Smith, WEX’s Chief Executive Officer, and Mr. Elder to discuss pricing, the gap between WEX’s profit margins and those of WEX’s peers, and WEX’s capital expenditures for technology and customer targeting, among other things.
•	Between May 2021 and February 2026, Ms. Taylor Wolfe spoke with Ms. Smith periodically regarding business developments, strategy, and capital allocation; during the same period, representatives of Impactive participated in annual group meetings with Ms. Smith at the William Blair Growth Stock Conference and conducted approximately 20 quarterly post-earnings calls with Mr. Elder regarding the Company’s performance and outlook.
•	On June 2, 2021, Ms. Taylor Wolfe and Mr. Asmar conducted a call with Jack VanWoerkom, Lead Independent Director and member of the Leadership Development and Compensation Committee (“Compensation Committee”), Daniel Callahan, Chair of the Compensation Committee, and Jim Neary, Chair of the Finance Committee and member of the Compensation Committee, to express concern about a one-time pay grant that lowered performance targets and doubled CEO pay to $20 million. Ms. Taylor Wolfe and Mr. Asmar questioned director Mr. Neary’s potential conflict of interest, which stemmed from his employment as a Warburg Pincus Managing Director, his membership on WEX’s Compensation Committee (which approved the one-time grant), and his membership on WEX’s Finance Committee (which concurrently approved a preferential convertible note transaction with Warburg Pincus).[2] Ms. Taylor Wolfe and Mr. Asmar also offered to present ideas regarding opportunities to improve governance to the Board.

1 WEX withdrew all previously issued guidance on May 7, 2020, and did not provide any updated financial guidance until July 29, 2021.

2 On June 29, 2020, WEX announced a $310mm convertible note transaction with Warburg Pincus that included an unusually high 6.5% annual interest rate and an unusually low 23% conversion premium. WEX’s interest rate was approximately 600 basis points above the prevailing risk-free rate, 225 basis points above convertible notes issued by CryoLife (NYSE: AORT) in June 2020, and 275 to 587.5 basis points above convertible notes issued by Silicon Labs (NASDAQ: SLAB), Cantel Medical (NYSE: CMD), and Plug Power (NASDAQ: PLUG) in May 2020. The conversion premium was materially below the 30% to 35% conversion premium of the contemporaneous convertible note transactions.

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•	On June 10, 2021, WEX released the shareholder vote results from its 2020 annual meeting, which showed that just 47% of voting shareholders supported the compensation of the Company’s named executive officers.
•	On June 16, 2021, Ms. Taylor Wolfe wrote an email to Mr. VanWoerkom and Ms. Smith and offered to present ideas regarding opportunities to enhance shareholder value through Environmental and Governance initiatives to the Board.
•	On June 17, 2021, Mr. VanWoerkom declined Ms. Taylor Wolfe’s offer by email, stating that the Board had already met with an ESG consultant and a presentation by Impactive would be redundant.
•	On September 27, 2021, Ms. Black and Ms. Taylor Wolfe travelled to the Company’s headquarters in Portland, Maine to present to members of WEX management, including Ms. Smith, Roberto Simon, then Chief Financial Officer, and Mr. Elder. The presentation showed that the Company’s return on invested capital (“ROIC”) had been decreasing over time and that WEX had reached a point of diminishing returns from M&A. At the meeting, Impactive shared aggregated data from its survey of a large number of fleet managers, which suggested that the Company’s Mobility segment had significant pricing power and the ability to launch new products as more EVs penetrate the fleet. Impactive’s presentation concluded with recommendations for pricing levers and initiatives to improve governance and capital allocation, as well as a discussion of investor concerns about the risk that electric vehicles could harm fleet unit economics. The survey results appeared to be an effective rebuttal of the perception that EVs posed such a risk.
•	On November 17, 2021, Ms. Taylor Wolfe met with Board member Susan Sobbott to discuss, among other things, the margin gap between WEX and peers and the importance of using available capital for share repurchases, rather than M&A.
•	In February 2022, Ms. Taylor Wolfe conducted a call with Ms. Smith to discuss the Company’s then-ongoing Chief Financial Officer search.
•	Between February and March 2022, for the purpose of creating value for all shareholders, Impactive signed a confidentiality agreement with the Company and agreed to restrict its trading so that it could provide shareholder messaging advice to WEX for the Company’s upcoming Investor Day. Impactive’s suggestions were incorporated into the Company’s Investor Day materials which the Company subsequently presented on March 23, 2022.
•	On June 1, 2022, Ms. Taylor Wolfe requested feedback from Ms. Smith regarding an analysis prepared by Impactive for presentation at the upcoming Ira Sohn Investment Conference. The analysis highlighted the large margin gap between WEX and its leading peer, Corpay (NYSE: CPAY) (“Corpay” or “CPAY”).
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•	On June 2, 2022, Mr. Elder replied by email to Ms. Taylor Wolfe’s analysis, saying that WEX’s margins were temporarily depressed during the assessed timeframes (2020 and 2021) and that Corpay’s underinvestment in R&D and exposure to an FTC investigation meant its margins may not be sustainable. Based on this feedback, Impactive revised the materials to deemphasize the margin gap between WEX and CPAY. Contrary to Mr. Elder’s explanation, the FTC investigation concluded and the margin and growth gap between WEX and CPAY widened further in the subsequent three years.
•	On June 6, 2022, Ms. Taylor Wolfe sent Ms. Smith the final version of the presentation she would present at the Sohn Conference, which highlighted WEX’s sum-of-the-parts discount relative to HealthEquity Inc. (Nasdaq: HQY), a health benefits peer. Based on the disparity between HealthEquity’s 30x EV/EBITDA valuation and WEX’s 10x EV/EBITDA valuation, the presentation concluded that isolating the Benefits segment could create tremendous shareholder value. Impactive forecasted a downside case for WEX shares at $182 per share (2% IRR) and a base case of $330 per share by 2025 (24% IRR).
•	In August 2022, Ms. Taylor Wolfe and Ms. Smith met in Portland, Maine. They discussed business, margin expansion opportunities, and the importance of prioritizing share repurchases over M&A.
•	On October 18, 2022, at the 13D Monitor Active-Passive Investor Summit, Ms. Taylor Wolfe delivered a presentation arguing that the Company should only pursue acquisitions that would be more accretive than share repurchases because repurchases were lower risk and offered a higher IRR. Impactive’s presentation also reiterated the sum-of-the-parts analysis of the Benefits segment and the opportunity for the Mobility segment to improve pricing.
•	On November 4, 2022, representatives of Impactive, including Ms. Taylor Wolfe, conducted a call with Mr. Elder and Jagtar Narula, the Company’s new Chief Financial Officer. Discussions centered on Mr. Narula’s new role, business trends, and their alignment regarding the importance of tackling the pricing improvement opportunities that Impactive had identified to help close the margin gap with CPAY.
•	On November 9, 2022, Impactive hosted Ms. Smith as an interviewee at Impactive’s Investor Meeting. During the Investor Meeting, Ms. Taylor Wolfe asked Ms. Smith to comment on Impactive’s view that share repurchases provided a superior risk-adjusted return compared to M&A, which Ms. Smith acknowledged, agreeing that the shares were currently very inexpensive.
•	On December 9, 2022, Impactive filed a beneficial ownership report on Schedule 13D with the Securities and Exchange Commission (the “SEC”) disclosing a 5.0% ownership position in WEX.
•	On April 24, 2023, WEX released its definitive proxy statement which revealed that the CEO’s Long-Term Incentive Plan no longer included a TSR modifier after it had negatively impacted CEO compensation in the prior year. The proxy statement did not disclose the Compensation Committee’s rationale for removing the TSR modifier.
•	On August 15, 2023, representatives of Impactive, including Ms. Taylor Wolfe, met with Ms. Smith and Mr. Elder in New York. Impactive shared a presentation which detailed, among other things: 1) options for closing WEX’s Mobility margin gap to CPAY based on customer interviews and a range of pricing adjustments; 2) the opportunity to create shareholder value from the Benefits segment based on a sum-of-the-parts analysis; and 3) Impactive’s preference for share repurchases over dilutive M&A.
•	On November 14, 2023, Ms. Taylor Wolfe, Mr. Asmar and Ms. Black conducted a call with Ms. Smith and Mr. Elder; Impactive provided its analysis of the destruction of shareholder value that would likely accompany paying 9x revenue for recently-acquired Payzer, an unprofitable company with limited strategic fit that added to WEX’s complexity.
•	On December 1, 2023, Ms. Black participated in a Mizuho-sponsored group meeting with Ms. Smith in Portland, Maine; Impactive had a separate lunch meeting with Mr. Narula. At this event, Ms. Smith and Mr. Narula provided building blocks to their 8-12% organic revenue growth targets and reiterated their conviction on pricing opportunities in Mobility.
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•	On August 28, 2024, Ms. Black of Impactive and Mr. Elder met in Portland, Maine. At this dinner, they discussed the sum-of-the-parts opportunity and shareholder views on capital allocation.
•	On September 10, 2024, representatives of Impactive, including Ms. Taylor Wolfe, met with Ms. Smith, Mr. Narula, and Mr. Elder in New York and discussed capital allocation, pricing opportunities, and opportunities to close the sum-of-the-parts valuation discount. At this meeting, Ms. Smith and Mr. Narula reiterated their conviction in WEX’s guidance for 8 to 12% long-term organic revenue growth even though, less than six months later, they would reduce the guidance for long-term revenue growth to 5% to 10%.
•	On October 24, 2024, the Company announced a significant miss of analyst expectations for earnings in Q3 of 2024 due to a deceleration in growth, as well as downward revisions to its earnings and revenue guidance, prompting shares to fall 16% over the next two trading sessions.
•	On October 29, 2024, Ms. Black conducted a call with Mr. Narula and Mr. Elder to discuss the downward revisions to guidance, deceleration in growth, and underperformance at recently acquired Payzer.
•	On December 10, 2024, Ms. Taylor Wolfe called Ms. Smith to review the Company’s struggle to generate positive shareholder returns, other recent challenges, and Ms. Taylor Wolfe’s belief that the Board would benefit from adding an Impactive representative, so that shareholder perspective would be more readily available and the Board would have the benefit of Impactive’s collaboration to help unlock shareholder value.
•	On December 19, 2024, Ms. Smith recommended to Impactive that, while she was receptive to an Impactive representative joining the Board, it would be best for Impactive to make a presentation to the entire Board at the meeting scheduled for February 13 and 14, 2025, the day before the last day to nominate a candidate for election to the Board at WEX’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”).
•	On January 13, 2025, Ms. Taylor Wolfe, Mr. Asmar, and Ms. Black spoke with Mr. VanWoerkom and Stephen Smith, Chair of the Compensation Committee. During this meeting, Impactive representatives expressed the need to improve alignment between management compensation and shareholder returns. Impactive provided evidence and analysis that supported linking a greater portion of management compensation to total shareholder return and per share metrics.
•	On February 5, 2025, WEX reported “confidence breaking” fourth quarter and full year 2024 financial results.[3] The Company reduced its long-term organic revenue growth target to 5 to 10% and simultaneously announced increased investments, indicating that profitability margins would be lower than previously expected. That same day, leading WEX competitor Corpay guided to 11% organic revenue growth and increasing profit margins in 2025. WEX shares fell 19% the next trading day.
•	On February 7, 2025, Ms. Taylor Wolfe, Mr. Asmar, and Ms. Black conducted a call with Ms. Smith and Mr. Elder. Impactive expressed its deep concerns regarding the Company’s plan to accelerate spending in the face of reduced revenue growth expectations, which would prevent the Company from closing its profit margin gap versus peers. Impactive also questioned the removal of the 2022 mid-term 3-year goals just a few months after the Company had reiterated these goals and repurchased shares in the open market.

3 Bank of America downgrade report issued February 6, 2025.

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•	On February 13, 2025, Ms. Taylor Wolfe, Ms. Black, and Mr. Asmar presented at WEX’s Board Meeting regarding potential improvements to operations, capital allocation, compensation, and governance that could unlock value for WEX shareholders. The presentation highlighted key shareholder concerns regarding WEX’s margin gap versus peers, mediocre returns on M&A, and valuation indicated by sum-of-the-parts analysis. Impactive reiterated its request for a board seat and described the initial information it would request as an engaged board member.
•	On March 6, 2025, Impactive filed Amendment No. 1 to the Schedule 13D with the SEC disclosing a 6.7% ownership position in WEX and that Impactive had recently engaged in discussions with the Board regarding operational and share price performance and certain corporate governance matters, including the addition of a shareholder representative to the Board.
•	On April 11, 2025, Ms. Smith called Ms. Taylor Wolfe. During the conversation Ms. Taylor Wolfe reiterated her request that the Board appoint an Impactive representative to the Board.
•	On April 17, 2025, Ms. Smith spoke with Ms. Taylor Wolfe regarding the Board’s search for a new director. Ms. Smith stated that the Board was in the process of looking for a director candidate with significant public company executive experience.
•	On April 18, 2025, Impactive sent a letter to the WEX Board of Directors reiterating the December 2024 and February 2025 request to include an Impactive representative on the Board. The letter emphasized that the addition of one shareholder representative to the board was the bare minimum change the Company should adopt in light of disturbing underperformance, lack of urgency in addressing shareholder feedback, and limited alignment between the board and other shareholders. It also stated that, based on conversations with other shareholders, Impactive knew it was not alone in its desire for significant Board change.
•	On May 1, 2025, Ms. Taylor Wolfe and Mr. Asmar held a call with Nancy Altobello, Chair of WEX’s Corporate Governance Committee, and Daniel Callahan, Chair of WEX’s Technology and Cybersecurity Committee, to discuss Impactive’s request for a seat on the Board. Ms. Altobello and Mr. Callahan stated that they believed the Board needed a member with public company C-suite experience. The directors offered to add a new independent director who was friendly to Impactive and issue a joint statement that would credit Impactive for the refreshment. The WEX representatives concluded by saying that a shareholder representative would be distracting to the cohesive functioning of the Board, denying Impactive’s request for Board representation, and reiterating their offer to add a friendly director.
•	Also on May 1, 2025, Ms. Taylor Wolfe and Mr. Asmar called Greg Taxin of Spotlight Advisors, an advisor to the Company. The parties discussed their views of shareholders’ confidence in the Board, or lack thereof. The call ended after Mr. Taxin predicted that the Board would be supported by more than 85% of voting shareholders in a contested election and it became clear to Impactive that the Board did not understand the Company’s shareholder base.
•	On May 2, 2025, Impactive issued an open letter to WEX shareholders regarding Impactive’s intent to vote against the re-election of Mr. VanWoerkom, Ms. Smith and Mr. Neary due to, among other things, the Board’s insufficient response to WEX’s longstanding and significant underperformance, governance shortcomings including alteration of the Board’s retirement policy so that it could retain an excessively-tenured director and a representative of a former shareholder, and refusal to acknowledge the need to correct course.
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•	Also on May 2, 2025, Impactive filed Amendment No. 2 to the Schedule 13D with the SEC disclosing its letter and a 7.0% ownership position in WEX.
•	On May 15, 2025, WEX held the 2025 Annual Meeting.
•	On May 20, 2025, WEX announced the results of the 2025 Annual Meeting, reporting that each of Mr. VanWoerkom, Ms. Smith and Mr. Neary was opposed by 37.0%, 33.4%, and 30.6% of For or Against votes, respectively.
•	On May 22, 2025, Impactive issued a press release noting that support for the three directors named in its May 2 letter had declined more than 30% from the 2024 election results, that the voting result for the three named directors was in the lowest 1% of all director election outcomes at S&P 400 companies, and that Impactive believed the meeting results confirmed shareholders’ disillusionment with the status quo at WEX and the need for urgent change.
•	On May 23, 2025, Impactive filed Amendment No. 3 to the Schedule 13D with the SEC disclosing its press release and a 7.0% ownership position in WEX.
•	On June 26, 2025, Ms. Taylor Wolfe sent an email to Ms. Smith to arrange a meeting in Maine for mid-July to discuss a collaborative path forward.
•	On July 17, 2025, Ms. Taylor Wolfe met with Ms. Smith in Portland, Maine, to discuss Impactive’s reasons for voting against Ms. Smith, correct Ms. Smith’s misunderstanding that Impactive sought more than one seat on the Board, and urge Ms. Smith to consider a collaborative approach that could provide Impactive with proportional Board representation and avoid a proxy fight. Although Ms. Smith said she would discuss her refined understanding with the Board and revert back, she did not speak with Impactive again for eight months.
•	On October 20, 2025, Impactive disclosed on Amendment No. 4 to its Schedule 13D that its ownership position was 6.4% and it was considering nominating candidates, including the Chairman of Envestnet, a company with which Impactive had recently reached an agreement for board representation, at the 2026 Annual Meeting.
•	On October 21, 2025, Ms. Taylor Wolfe discussed the Company during her presentation at the 13D Monitor Active-Passive Investor Summit, in which she pointed out WEX’s sustained underperformance versus its leading competitor, the persistent sum-of-the-parts discount, and the lack of alignment between shareholders and the Board.
•	On October 29, 2025, the Company responded to Impactive’s disclosure that it was considering nominating candidates for the Board by announcing that it increased the size of the Board from 11 to 12 members and appointed David Foss, effective November 3, 2025.
•	On October 30, 2025, during the Company’s Q3 2025 Earnings Call, WEX disclosed that it had retained two investment banks to conduct an assessment of the Company’s business portfolio and that it believed retaining its “unified platform” would maximize shareholder value.
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•	On October 31, 2025, representatives from Impactive conducted a call with Mr. Narula and Mr. Elder to discuss third quarter earnings and reiterate Impactive’s concerns regarding the lack of returns on recent Sales & Marketing investments.
•	On January 12, 2026, the Company announced that Shikhar Ghosh and Mr. VanWoerkom, both 20-year Board veterans, had each notified the Board that they intended to retire from the Board effective as of the Annual Meeting. The Company also disclosed that, effective as of the Annual Meeting, the Board size would be reduced from twelve to ten members and Mr. Foss would assume the roles of Vice Chair and Lead Independent Director following Mr. VanWoerkom’s retirement.
•	On February 2, 2026, Ms. Taylor Wolfe and Mr. Asmar met with Ms. Smith and Mr. Foss to discuss the need for shareholder representation on the Board, invite Mr. Foss to clarify the Board’s opposition to proportionate representation for a shareholder, and reiterate Impactive’s preference for a collaborative settlement that would avoid a proxy fight and put shareholders’ interests first.
•	On February 6, 2026, Impactive met with Mr. Narula and Mr. Elder to discuss fourth quarter and full year earnings, as well as to reiterate Impactive’s concerns around poor return on WEX’s Sales & Marketing investments and the widening gap to CPAY on both margins and revenue growth.
•	On February 9, 2026, Impactive delivered a letter to the Company, in accordance with the Company’s Amended and Restated Bylaws, adopted December 9, 2022 (the “Bylaws”), nominating the Impactive Nominees for election to the Board at the Annual Meeting (the “Nomination Notice”), and satisfying the notice requirements under Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
•	Also on February 9, 2026, Impactive issued a press release announcing that it had nominated the highly qualified Impactive Nominees for election at the Annual Meeting and filed Amendment No. 5 to the Schedule 13D to disclose its nomination.
•	On February 13, 2026, WEX responded to the Nomination Notice with a letter requiring that each of the Impactive Nominees complete and return a non-customary, lengthy and invasive director questionnaire, purportedly pursuant to the Company’s ability under the Bylaws to “reasonably request” additional information about nominees. The Company’s letter also required that each of the Impactive Nominees make him or herself available for multiple interviews with the Board during a two-week period at the end of February and beginning of March.
•	On February 23, 2026, in accordance with prescribed time period under the Bylaws, Impactive’s counsel delivered the Impactive Nominees’ completed questionnaires to WEX’s counsel via email.
•	Between February 25 and March 5, 2026, each of the Impactive Nominees had an interview with Ms. Altobello and Mr. Foss and an interview with Ms. Smith and Ms. Sobbott.
•	On March 6, 2026, Impactive submitted a books and records request to the Company, pursuant to Section 220 of the Delaware General Corporation Law.
•

On March 10, 2026, Impactive received a letter from the State of Utah Department of Financial Institutions (the “Utah DFI”) inquiring about the potential applicability of certain statutory provisions relating to acquiring control of a depository institution or depository institution holding company and requesting a response. After receiving the letter, legal counsel for Impactive engaged in constructive discussions with representatives of the Utah DFI.

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•	On March 13, 2026, Impactive’s legal counsel received a response to Impactive’s books and records request.
•	On March 18, 2026, Ms. Taylor Wolfe met virtually with Mr. Foss and Ms. Smith to receive the Board’s feedback on the Impactive Nominees, including a proposal from the Board to appoint Kurt Adams. Ms. Taylor Wolfe agreed that Mr. Adams would be an excellent addition to the Board and, because a shareholder perspective is needed in the boardroom, recommended that Impactive and the Board negotiate a settlement agreement in which she and Mr. Adams would join the Board. Mr. Foss claimed that the Board had received negative reference checks on Ms. Taylor Wolfe and therefore had a negative view of her candidacy. In an effort to reach a settlement that could avoid a proxy contest, Ms. Taylor Wolfe offered to provide references from both public company boards of directors on which she had served and that, as an alternative, her colleague Mr. Asmar could serve as an Impactive representative. Mr. Foss responded that the Board would consider Mr. Asmar to be as unsuitable as Ms. Taylor Wolfe.
•	On March 20, 2026, Ms. Taylor Wolfe conducted a call with Mr. Foss, during which he proposed the addition of Impactive nominees Kurt Adams and Ellen Alemany to the Board. Ms. Taylor Wolfe expressed her appreciation for the Board’s deliberation, agreed that both candidates would make excellent additions to the Board, and reiterated that an owner with substantial shareholder alignment was needed in the boardroom.
•	On March 22, 2026, Ms. Taylor Wolfe conducted another call with Mr. Foss and reiterated Impactive’s interest in a collaborative settlement that avoided a proxy fight. Ms. Taylor Wolfe proposed that WEX appoint either herself or Mr. Asmar, a second Impactive nominee, and separate the CEO and Chairman roles. Ms. Taylor Wolfe expressed her view that separating the CEO and Chairman roles is in line with governance best practices and that she believed Mr. Foss could serve shareholders better as an independent Chairman than as Vice Chair and Lead Independent Director.
•	On March 24, 2026, the Company filed its preliminary proxy statement with the SEC.
•	On March 30, 2026, Impactive delivered a letter to the Company withdrawing one of its nominees for election to the Board in light of the Company’s further reduction in Board size.
•	Also on March 30, 2026, Impactive filed its preliminary proxy statement with the SEC.
•	On March 31, 2026, Impactive received a letter from the Division of Risk Management Supervision of the Federal Deposit Insurance Corporation (“FDIC”). In the letter, the FDIC (i) confirmed that the customary one-time solicitation of a revocable proxy does not require the provision of a notice to the FDIC pursuant to the Change in Bank Control Act (the “Control Act”), and (ii) inquired about Impactive’s plans with respect to WEX Bank and the Company.
•	Also on March 31, 2026, counsel to Impactive timely delivered a letter responding to the Utah DFI’s inquiries. The letter advised, among other things, that Impactive is not seeking control of the Company or WEX Bank and concluded that Impactive is not required to submit an Application for Acquisition of Control under Section 7-1-705 of the Utah Financial Institutions Act. Since delivering the letter, Impactive has not received any further inquiries or requests from the Utah DFI.
•	On April 1, 2026, the Company filed a revised preliminary proxy statement with the SEC, which, among other things, added several originally omitted details regarding certain conversations between representatives of Impactive and the Company.
•	Also on April 1, 2026, Impactive filed Amendment No. 6 to the Schedule 13D with the SEC disclosing its withdrawal of a nominee and a 4.9% ownership position in WEX.
•	On April 3, 2026, the Company filed its definitive proxy statement with the SEC.
•	On April 7, 2026, counsel to Impactive timely delivered a letter responding to the FDIC’s inquiries. The letter confirmed, among other things, that Impactive is not seeking control of the Company under the Control Act and affirmed its position that the FDIC’s express exemption from its notice requirements for “a customary one-time proxy” under 12 C.F.R. § 303.84(a)(5) is applicable. Since delivering the letter, Impactive has not received any further inquiries or requests from the FDIC.
•	On April 10, 2026, Impactive filed this definitive proxy statement with the SEC.
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REASONS FOR THE SOLICITATION

Impactive is an investment management firm with over 30 years of collective experience in successfully identifying opportunities for change that help the companies in our portfolio create sustainable long-term value. We are one of WEX’s largest and most committed investors, having owned shares in the Company since March of 2021. Since then, we have held hundreds of diligence interviews with competitors, customers, and former employees, as well as repeated customer surveys of hundreds of fleet managers. In addition, we have held approximately 50 discussions with members of the Board, management, and investor relations team regarding our concerns around WEX’s underperformance and the exciting opportunities we see to drive value by fulfilling its clear potential.

Unfortunately, our engagement has not produced the progress we had hoped for. Notably, the Board has continued to dismiss our view that WEX’s long-term owners deserve meaningful representation in the boardroom to help hold management accountable and drive improved operating performance and returns. Despite a clear vote of no confidence from shareholders at the 2025 Annual Meeting, the Company has not articulated any plan to address its growing strategic and operational decline and has instead maintained the status quo of underperformance. As a result, we believe investor-driven Board change is urgently required to put the Company on a stronger path towards enhancing value for all shareholders.

Disappointing Total Shareholder Returns

WEX’s total shareholder return (“TSR”) has consistently underperformed that of its closest peer, Corpay (NYSE: CPAY), and benchmark index, the S&P 400, over the past one-, three-, and five-year year periods, as well as during the CEO’s 12-year tenure (with the sole exception of WEX’s one-year TSR relative to Corpay).4

	1 Year	3 Years	5 Years	12 Years
WEX	4.6%	-13.3%	-20.1%	81.9%
CPAY	-9.1%	68.1%	37.6%	208.2%
S&P MidCap 400 Index	12.1%	40.3%	56.0%	233.5%

Relative Performance
WEX vs. CPAY	+13.7	-81.4	-57.7	-126.3
WEX vs. S&P 400	-7.5	-53.6	-76.2	-151.6

The table above illustrates that, over the last twelve years under the current CEO, WEX’s total shareholder return has trailed Corpay’s by 126 percentage points and underperformed the S&P MidCap 400 Index by 151 percentage points. Despite this clear evidence of underperformance and our consistent efforts to encourage the Company to take action, we have seen no evidence that the Board is interested in holding management accountable for these returns. Instead, over the past five years they have rewarded the CEO with $58 million in compensation while WEX’s market capitalization has fallen over $3 billion.5 Management has continually reiterated that it has the right strategy in place despite ongoing underperformance in the shares.

4 Source: Bloomberg. Total shareholder returns with dividends reinvested as of February 6, 2026, the last trading day before Impactive nominated four candidates to the WEX Board.

5 Source: Bloomberg and WEX Proxies. Compares market capitalization as of February 6, 2026 with February 5, 2021.

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Poor Financial Performance and Weak Strategic Oversight

The Board has, in our view, failed to hold management accountable for deteriorating returns on M&A, decelerating organic revenue growth that missed targets, and widening profitability gap to its closest direct competitor. The Company’s pursuit of M&A with questionable strategic fit and deteriorating returns, along with approval of internal investments that have failed to generate returns, have weighed heavily on performance. These actions have also added costs, complexity, and operational mis-execution which weigh on WEX’s multiple. The Board has failed to address these discrepancies despite years of Impactive’s attempts to highlight margin, pricing, and sum-of-the-parts opportunities privately. Management’s poor performance and the Board’s weak oversight appear to have damaged shareholder confidence and contributed to a growing disconnect between WEX’s intrinsic value and its stock price. These factors, in our view, have led to significant undervaluation, at just 9x 2026 P/E for WEX, compared with a historical valuation of 16x and a market multiple of 17x.6

Lack of Board Accountability and a Clear Vote of No Confidence from Shareholders

Inevitably, sustained underperformance raises concern about accountability in the boardroom. The non-executive Directors’ exposure to the consequences of their decisions is limited given their collective ownership of only ~0.4%7 of the Company’s outstanding shares. The fact pattern of sustained underperformance and lack of alignment call into question the Board’s independence from management, especially in light of a combined CEO and Chairman role and significant compensation in the face of missed long term targets and severe underperformance.

The significant decline in shareholder support for three incumbent directors at the 2025 Annual Meeting confirms that there is widespread investor concern regarding the status quo. CEO and Chair Melissa Smith and two other incumbent directors, including the outgoing Lead Independent Director, were rejected by more than 30% of voting shareholders. To put those results in perspective, out of nearly 3,000 directors elected at S&P MidCap 400 companies in 2025, the support for these three WEX directors ranked 2,920th, 2,922nd, and 2,926th.8

Shareholders’ discontent has apparently fallen on deaf ears. There has been no substantive change to strategy or leadership since these votes were cast. In particular, we have not seen the Board take action to focus management on improving pricing discipline, cost efficiency, ROICs or business simplification – steps we believe are necessary to improve returns and unlock shareholder value.

Change is Needed

We see WEX’s previously announced changes to the Board – namely, the addition of David Foss and the retirements of Shikhar Ghosh and Jack VanWoerkom – as an insufficient response to the substantial, persistent problems that Impactive has raised for years. There has been no separation of Chair and CEO roles and only one new individual has been added to the board since our May 2, 2025 public letter. Additionally, the Company’s reactive expansion of the number of directors to 12 in October 2025, reduction to 10 in January 2026, and further reduction to nine in March 2026, suggests that the Board may be approaching refreshment in a capricious manner, rather than following a deliberate process.

6 Current valuation based on share price as of March 26, 2026 and the midpoint of WEX 2026 guidance. Historical valuation sourced from Bloomberg and reflects average of 2011 through 2025. Market multiple based on S&P Mid-Cap Index as of March 26, 2026.

7 Source: WEX Preliminary Proxy Statement filed on March 24, 2026.

8 Source: FactSet.

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Despite the powerful message sent by shareholders at the 2025 Annual Meeting, the Board wasted months during which it could have engaged with Impactive to reach a collaborative resolution.9 We believe this has shown that the Board only responds to public pressure-and even then, its response has been to entrench itself further rather than act in shareholders' best interests. The Board needs directors with strong leadership experience in the banking and fintech sectors, along with fresh, shareholder-aligned perspectives and expertise in key areas of operations, capital allocation and corporate governance. Impactive has nominated the following candidates for election to the Board:

•	Kurt Adams, a technology executive with more than 25 years of experience leading and driving growth strategies for corporate payments and health benefits platforms across public companies and within a major financial services organization, including two of WEX’s most direct competitors.
•	Ellen Alemany, a veteran financial services CEO with more than 45 years of industry experience and deep expertise in governance, strategy and operational execution from her numerous senior executive and board roles.
•	Lauren Taylor Wolfe, a long-term and significant shareholder representative with extensive experience in investment management, capital allocation and corporate governance.

The Impactive Nominees have already taken steps to align themselves with shareholders by personally purchasing shares of the Company in recent months.10 We are confident the Impactive Nominees would work constructively with the rest of the Board to drive greater accountability, improve operational performance and help restore credibility with the investment community – all with the goal of maximizing long-term, sustainable value for shareholders.

9 Although a meeting between Impactive and WEX on July 17, 2025, ended with WEX’s CEO saying she would speak with the Board and revert back, she did not agree to meet with Impactive again for eight months.

10 WEX SEC filings.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company has an annually elected Board currently consisting of twelve (12) directors, all of whom have terms expiring at the Annual Meeting, with three (3) directors retiring at the Annual Meeting. According to the Company, the number of seats on the Board will be reduced to nine (9) directors effective as of the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three (3) Impactive Nominees, Kurt P. Adams, Ellen R. Alemany, and Lauren Taylor Wolfe, to serve for a one-year term, until the Company’s 2027 Annual Meeting and until their respective successors are elected and qualified. Your vote to elect the Impactive Nominees will have the legal effect of replacing three (3) incumbent directors of the Company with the Impactive Nominees. If elected, our Impactive Nominees will constitute a minority of the Board and there can be no guarantee that the Impactive Nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, we believe the election of our Impactive Nominees is an important step in the right direction for enhancing long-term value at the Company.

This Proxy Statement is soliciting proxies to elect not only our three (3) Impactive Nominees, but also the six (6) Unopposed Company Nominees. We have provided the required notice to the Company pursuant to the Universal Proxy Rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intend to solicit the holders of Common Stock representing at least 67% of the voting power of Common Stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. There is no assurance that any incumbent director will serve as a director if the Impactive Nominees are elected to the Board. You should refer to the Company’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Company’s nominees.

THE IMPACTIVE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of each of the Impactive Nominees. The nomination was made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Impactive Nominees should serve as directors of the Company are set forth above in the section entitled “REASONS FOR THE SOLICITATION” and below. This information has been furnished to us by the Impactive Nominees. Each of the Impactive Nominees is a citizen of the United States of America.

Kurt P. Adams, age 56, has served as Chief Executive Officer of IPC Systems, Inc., a provider of trading communications, electronic trading and infrastructure solutions for global financial markets, since June 2024. Mr. Adams previously served as Chief Executive Officer of Optum Financial, Inc. (“Optum”), a division of UnitedHealth Group, Inc. (NYSE: UNH), that provides financial solutions for healthcare, focusing on health savings/spending accounts, from 2019 to March 2024. Prior to that, Mr. Adams served as Group President of the Corporate Payments division at FleetCor Technologies, Inc. (formerly NYSE: FLT) (n/k/a Corpay, Inc. (NYSE: CPAY)), a global business payments company that provides specialized payment solutions, from 2015 to 2019. Mr. Adams served in various roles at U.S. Bancorp (NYSE: USB), an American multinational banking institution including, President – Corporate Payments, from 2011 to 2015 and Senior Vice President – Corporate Payments, from 2008 to 2011. From 2005 to 2008, Mr. Adams served as Vice President Business Strategy & Corporate Development at NOVA Information Systems Limited (n/k/a Elavon Inc.), a major payment processing company and subsidiary of U.S. Bancorp. Mr. Adams previously served as Vice President in Investment Banking at Piper Jaffray Companies (n/k/a Piper Sandler Companies (NYSE: PIPR)), an American multinational investment bank and financial services company, from 2000 to 2005. Mr. Adams currently serves as a member of the board of directors at ConnexPay LLC, a payments technology company that aligns incoming customer payments with outgoing supplier payments, since April 2024. Prior to that, Mr. Adams served as a member of the boards of directors of Optum Bank, Inc., the Utah-chartered industrial bank of Optum, from 2019 to March 2024, and Elavon Financial Services Limited, a bank licensed by the Central Bank of Ireland and a subsidiary of U.S. Bancorp, from 2011 to 2015. Mr. Adams currently serves as a member of the Board of Trustees & Advancement Committee at Saint Thomas Academy, an all-male, Catholic military high school in Mendota Heights, Minnesota, since December 2022. Mr. Adams received a B.A. in Political Science from Arizona State University and an M.B.A. from University of Notre Dame Mendoza College of Business.

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Impactive believes that Mr. Adams’ extensive experience in senior leadership positions in the financial services sector, along with deep experience scaling complex payment and technology-enabled businesses, will make him a valuable addition to the Board.

Ellen R. Alemany, age 70, has served as a member of the board of directors of First Citizens BancShares, Inc. (NASDAQ: FCNCA) (“First Citizens”), a commercial bank, since January 2022. Ms. Alemany previously served as a special advisor to the Chairman and Chief Executive Officer at First Citizens from January 2023 to December 2023, and as Vice Chairwoman from January 2022 to December 2022. Prior to that, Ms. Alemany served as Chairwoman, Chief Executive Officer and President of CIT Group Inc. (“CIT”), an American financial services company, as well as its subsidiary, CIT Bank, N.A. from 2016 until CIT’s merger with First Citizens in January 2022. Ms. Alemany joined CIT as a member of its board of directors in October 2015. Ms. Alemany previously served as the head of management structure of The Royal Bank of Scotland (“RBS”) Americas, a British bank and financial services company, from 2007 to 2013. Concurrently, Ms. Alemany served as Chief Executive Officer and Chairwoman of RBS Citizens Financial Group, Inc., a subsidiary of RBS, from 2008 to 2013. Prior to that, Ms. Alemany served as Chief Executive Officer, Global Transaction Services of Citigroup Inc. (NYSE: C), an American multinational investment bank and financial services company, from 2006 to 2007, where she also served in a variety of senior roles, including as Executive Vice President, Commercial Business Group, from 2003 to 2006, and as President and Chief Executive Officer, CitiCapital, from 2001 to 2006. Ms. Alemany previously served as a member of the board of directors of various public companies, including Dun & Bradstreet Holdings, Inc. (formerly NYSE: DNB), a global provider of business decisioning data and analytics, from July 2021 until it was acquired by Clearlake Capital Group, L.P. in August 2025; Fidelity National Information Services, Inc. (NYSE: FIS), a financial technology company, from 2014 to June 2024; and Automatic Data Processing, Inc. (NASDAQ: ADP), a provider of human resources management software, from 2012 to 2016. Ms. Alemany currently serves in leadership roles with various nonprofit organizations, including as Vice Chairwoman of the board of directors of The Center for Discovery, a residential and service provider for individuals with complex conditions, since 2008, and a member of the board of trustees of The Catholic Charities of the Archdiocese of New York, a social service organization, since February 2020. Ms. Alemany previously served with various other nonprofit organizations, including as a member of the board of trustees of The Conference Board from 2018 to October 2025, as a member of the board of directors of the Partnership Fund for New York City from 2017 to January 2022, as a member of the global board of advisors of Operation HOPE from 2017 to January 2022, and a member of the board of advisors of The Mayor's Fund to Advance New York City from 2018 to January 2022. Ms. Alemany also served on the Federal Reserve’s Federal Advisory Council from 2008 to 2010. Ms. Alemany received a B.A. in English Literature from the University of Bridgeport and an M.B.A in Finance from Fordham University, as well as Honorary Doctorates from Fordham University Graduate School of Business and Bryant University.

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Impactive believes that Ms. Alemany’s expertise in banking and financial services, developed over decades of executive experience, together with her extensive service on public and private boards of directors, will make her a valuable addition to the Board.

Lauren Taylor Wolfe, age 47, is the co-founder and has served as the Managing Partner of Impactive Capital, an active impact investing firm, since its founding in April 2018. Prior to founding Impactive Capital, Ms. Taylor Wolfe served as Managing Director and Investing Partner at Blue Harbour Group, L.P., an investment management firm, from 2007 to January 2018. Earlier in her career, Ms. Taylor Wolfe served as a Portfolio Manager at SIAR Capital LLC, an investment firm specializing in undervalued and emerging growth companies, from 2003 to 2007, and as an Associate at Diamond Technology Partners, a strategic technology consulting firm, from 2000 to 2003. Previously, Ms. Taylor Wolfe served on the boards of directors of Envestnet, Inc. (formerly NYSE: ENV), which provides integrated technology and data solutions for financial advisors and institutions, from March 2023 until it was acquired by a subsidiary of Bain Capital Private Equity, LP in November 2024, and HD Supply Holdings, Inc. (formerly NASDAQ: HDS), an industrial distributor, from March 2017 until it was acquired by The Home Depot, Inc. (NYSE: HD) in December 2020. Ms. Taylor Wolfe currently serves on the board of directors of the Center for Reproductive Rights. Previously, Ms. Taylor Wolfe served on the 30% Club Steering Committee, an organization dedicated to increasing gender balance on boards and in executive leadership positions, from December 2016 to January 2019 and was an Angel member of 100 Women in Finance from 2016 to 2020. Ms. Taylor Wolfe earned a B.S. in Applied Economics and Communications, magna cum laude, from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Impactive believes that Ms. Taylor Wolfe’s financial, capital allocation and investment management expertise, coupled with her experience as a director and driving long-term shareholder value, will make her a valuable addition to the Board.

The principal business address of Mr. Adams is One State Street Plaza, 21st Floor, New York, New York 10004. The principal business address of Ms. Alemany is 741 Turtle Beach Road, North Palm Beach, Florida 33408. The principal business address of Ms. Taylor Wolfe is 450 West 14th Street, 12th Floor, New York, New York 10014.

As of the date hereof, Mr. Adams directly beneficially owns 300 shares of Common Stock.

As of the date hereof, Ms. Alemany, as trustee of Alemany Trust, may be deemed to beneficially own the 6,000 shares of Common Stock directly beneficially owned by Alemany Trust.

As of the date hereof, Ms. Taylor Wolfe, as Managing Member of Impactive Capital GP, may be deemed to beneficially own the 1,707,253 shares of Common Stock held by the Impactive Funds (as defined below).

For information regarding purchases and sales of securities of the Company during the past two years by certain of the Participants, please see Schedule I.

Each of the Impactive Nominees may be deemed to be a member of a “group” with the other participants in this solicitation for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 1,713,553 shares of Common Stock owned in the aggregate by all of the Participants. Each Impactive Nominee disclaims beneficial ownership of the shares of Common Stock that he or she does not directly own.

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Impactive believes that each Impactive Nominee presently is, and if elected as a director of the Company, each Impactive Nominee would qualify as, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Impactive acknowledges that no director of a NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, Impactive acknowledges that if any Impactive Nominee is elected, the determination of the Impactive Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. No Impactive Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Impactive entered into compensation letter agreements (the “Compensation Agreements”) with each of the Impactive Nominees (other than Ms. Taylor Wolfe), pursuant to which it has agreed to pay such Impactive Nominees: (i) $25,000 in cash upon the execution of such Compensation Agreement and (ii) $25,000 in cash upon Impactive submitting a letter to the Company nominating such Impactive Nominee for election as a director of the Company. Pursuant to the Compensation Agreements, each such Impactive Nominee has agreed to use the after-tax proceeds from such compensation to acquire securities of the Company (the “Nominee Shares”), subject to Impactive’s right to waive the requirement to purchase the Nominee Shares. The Compensation Agreements shall remain in effect until the earliest to occur of (i) the Company’s appointment or nomination of such Impactive Nominee for election as a director of the Company, (ii) the date of any agreement with the Company in furtherance of such Impactive Nominee’s nomination or appointment as a director of the Company, (iii) Impactive’s withdrawal of such Nominee’s nomination for election as a director of the Company, and (iv) the date of the Annual Meeting.

Impactive entered into letter agreements (the “Indemnification Agreements”) with each of the Impactive Nominees, except Ms. Taylor Wolfe, pursuant to which Impactive and its affiliates have agreed to indemnify such Impactive Nominees against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions. For the avoidance of doubt, such indemnification does not apply to any claims made against any such Impactive Nominees in his or her capacity as a director of the Company, if so elected.

Each of the Impactive Nominees, except Ms. Taylor Wolfe, has granted Ms. Taylor Wolfe a power of attorney to execute certain SEC filings and other documents in connection with the solicitation of proxies at the Annual Meeting.

On March 30, 2026, the Participants entered into a Second Amended and Restated Group Agreement (the “Second A&R Group Agreement”) in which, among other things, (i) that certain group agreement, dated October 20, 2025, by and among certain of the Participants and other third parties (as amended and restated on February 9, 2026 (the “First A&R Group Agreement”)), was superseded in its entirety, (ii) the Participants agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (iii) the Participants agreed to solicit proxies for the election of the Impactive Nominees at the Annual Meeting, (iv) each of the Impactive Nominees (other than Ms. Taylor Wolfe) agreed that he or she will not undertake or effect any purchase, sale, acquisition or disposition of any securities of the Company without the prior written consent of Impactive and (v) Impactive Capital shall have the right to pre-approve all expenses incurred in connection with the Participants’ activities and agreed to pay directly all such pre-approved expenses in connection with the solicitation.

As referenced above, the Participants were previously party to the First A&R Group Agreement, the terms of which were substantially similar to the Second A&R Group Agreement.

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Ms. Taylor Wolfe is compensated by Impactive Capital GP for her services as a managing member. By virtue of this relationship, Ms. Taylor Wolfe may receive a portion of the incentive and/or management fees that each of Impactive Capital GP and Impactive Capital earn from the various funds they manage, including the Impactive Funds. In addition, Ms. Taylor Wolfe may have certain rights to indemnification, advancement of expenses and/or insurance from Impactive Capital GP generally for actions undertaken on behalf of Impactive Capital GP that could cover any losses incurred in connection with her candidacy for election to the Board and potentially service on the Board. If elected to the Board, Ms. Taylor Wolfe would look to the Company for indemnification for any losses relating to her service as a director and that indemnification would be primary. Any obligation of Impactive Capital GP to advance expenses or to provide indemnification for the same would be secondary.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Impactive Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Impactive Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Impactive Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Impactive Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Impactive Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Impactive Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Impactive Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Impactive Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Impactive Nominee or any of his or her associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Impactive Nominee or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Impactive Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Impactive Nominee holds any positions or offices with the Company; (xiii) no Impactive Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, (xiv) no companies or organizations, with which any of the Impactive Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company and (xv) there are no material proceedings to which any Impactive Nominee or any of his or her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to each of the Impactive Nominees, (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past 10 years, (b) there are no relationships involving any Impactive Nominee or any of such Impactive Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had such Impactive Nominee been a director of the Company, and (c) none of the Impactive Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

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Other than as set forth in this Proxy Statement, there are no agreements, arrangements or understandings between or among Impactive and the Impactive Nominees or any other person or persons pursuant to which the nominations described herein are to be made, other than the consent by each of the Impactive Nominees to be named as a nominee of Impactive in any proxy statement relating to the Annual Meeting and serving as a director of the Company if elected. None of the Impactive Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Impactive and WEX will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Each of the Impactive Nominees has consented to being named as a nominee for election as a director of the Company in any proxy statement relating to the Annual Meeting. Stockholders will have the ability to vote for up to nine (9) nominees on Impactive’s enclosed WHITE universal proxy card or WHITE voting instruction form. Any stockholder who wishes to vote for any combination of the Company’s nominees and the Impactive Nominees may do so on Impactive’s enclosed WHITE universal proxy card or WHITE voting instruction form. There is no need to use the Company’s blue proxy card or voting instruction form, regardless of how you wish to vote.

Stockholders are permitted to vote for fewer than nine (9) nominees or for any combination (up to nine (9) total) of the Impactive Nominees and the Company’s nominees on the WHITE universal proxy card or WHITE voting instruction form. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of the Unopposed Company Nominees, who we believe are sufficiently qualified to serve as directors, to help achieve a Board composition that we believe is in the best interest of all stockholders. There is no need to use the Company’s blue universal proxy card or voting instruction form, regardless of how you wish to vote. However, Impactive urges stockholders to vote using our WHITE universal proxy card or WHITE voting instruction form “FOR” the three (3) Impactive Nominees and “FOR” the six (6) Unopposed Company Nominees.

The Company nominees that Impactive does not oppose and believes are sufficiently qualified to serve as directors with the Impactive Nominees are the Unopposed Company Nominees. Certain information about the Unopposed Company Nominees is set forth in the Company’s proxy statement. Impactive is not responsible for the accuracy of any information provided by or relating to WEX or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, WEX or any other statements that WEX or its representatives have made or may otherwise make.

IF YOU MARK FEWER THAN NINE (9) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR WHITE UNIVERSAL PROXY CARD OR WHITE VOTING INSTRUCTION FORM, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE THREE (3) IMPACTIVE NOMINEES AND THE SIX (6) UNOPPOSED COMPANY NOMINEES.

IMPORTANTLY, IF YOU MARK MORE THAN NINE (9) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE IMPACTIVE NOMINEES ON THE ENCLOSED WHITE UNIVERSAL PROXY CARD OR WHITE VOTING INSTRUCTION FORM.

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PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to approve, on an advisory, non-binding basis, the compensation of the executive officers, whom the Company refers to as its “Named Executive Officers”, or “NEOs,” as disclosed in the Company’s proxy statement. This proposal is commonly referred to as “say-on-pay.” Accordingly, the Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:

“RESOLVED, that the compensation paid to WEX Inc.’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.”

As discussed in the Company’s proxy statement, as an advisory vote, this proposal is non-binding on the Board and does not create or imply any duty of or require any action to be taken by the Company or the Board (or any committee of the Board), as applicable. However, according to the Company’s proxy statement, Leadership Development and Compensation Committee of the Board and the Board value the opinions expressed by the Company’s stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

According to the Company’s proxy statement, the advisory (non-binding) vote on the compensation of the Company’s Named Executive Officers requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this Proposal 2.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

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PROPOSAL 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, in accordance with its Board-approved charter, the Audit Committee of the Board is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s consolidated financial statements, and Audit Committee has selected Deloitte & Touche LLP, or “D&T,” as the independent registered public accounting firm for the Company’s fiscal year 2026.

According to the Company’s proxy statement, D&T has audited the Company’s consolidated financial statements since 2003. The Audit Committee oversees and is ultimately responsible for the audit fee negotiations associated with the Company’s retention of D&T. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm.

The Company’s proxy statement states that the Audit Committee and the Board believe that the continued retention of D&T to serve as the Company’s independent external audit firm is in the Company’s best interests and those of the Company’s stockholders. If this proposal is not approved by the Company’s stockholders at the Annual Meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and the Company’s stockholders.

According to the Company’s proxy statement, the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026 requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this Proposal 3.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Each share entitles the holder to one vote on each of the matters to be voted upon at the Annual Meeting. Based on publicly available information, Impactive believes that the only class of stock of the Company entitled to vote at the Annual Meeting is its Common Stock.

Shares of Common Stock represented by properly executed WHITE universal proxy cards or WHITE voting instruction forms will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Impactive Nominees and the Unopposed Company Nominees, AGAINST the approval of the advisory vote on the compensation of the Company’s NEOs, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Impactive and WEX will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to nine (9) nominees on Impactive’s enclosed WHITE universal proxy card or WHITE voting instruction form. Any stockholder who wishes to vote for any combination of the Company’s nominees and the Impactive Nominees may do so on Impactive’s WHITE universal proxy card or WHITE voting instruction form. There is no need to use the Company’s blue proxy card or voting instruction form, regardless of how you wish to vote.

Stockholders are permitted to vote for fewer than nine (9) nominees or for any combination (up to nine (9) total) of the Impactive Nominees and the Company’s nominees on the WHITE universal proxy card or WHITE voting instruction form. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of only the Company’s nominees who we believe are most qualified to serve as directors – the “Unopposed Company Nominees” – to help achieve a Board composition that we believe is in the best interest of all stockholders. We recommend that stockholders do not vote for any of the Company’s nominees other than the Unopposed Company Nominees. Among other potential consequences, voting for Company nominees other than the Unopposed Company Nominees may result in the failure of one or more of the Impactive Nominees to be elected to the Board.

We believe that voting on the WHITE universal proxy card or WHITE voting instruction form provides the best opportunity for stockholders to elect the Impactive Nominees and achieve the best Board composition overall. Impactive therefore urges stockholders to use our WHITE universal proxy card or WHITE voting instruction form to vote “FOR” the three (3) Impactive Nominees and “FOR” the six (6) Unopposed Company Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN NINE (9) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

VIRTUAL MEETING

The Company has disclosed that the Annual Meeting will be conducted exclusively via the Internet as a virtual web conference. This means that stockholders can attend the Annual Meeting online, vote their shares electronically during the online meeting and submit questions during the online meeting by visiting www.cesonlineservices.com/wex26_vm. You will need the digit control number included on your proxy card in order to be able to enter the Annual Meeting online and vote. Instructions on how to attend and participate online are posted at www.wakeupwex.com. You may only participate in the virtual Annual Meeting by registering in advance at www.cesonlineservices.com/wex26_vm prior to the deadline of 9:00 a.m. Eastern Time on May 4, 2026. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting.

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Online check in will begin at 8:30 a.m. Eastern Time on May 5, 2026, and you should allow ample time for the online check-in proceedings. If you require any assistance attending the virtual web conference, send a message to wexregister@proxy-agent.com or call our proxy solicitor, Okapi Partners LLC, at (877) 285-5990.

You are entitled to participate in the Annual Meeting if you are a stockholder of record as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

If, on Record Date, your shares of Common Stock were held, not in your name, but rather by a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and Annual Meeting materials will be forwarded to you by your broker, bank or other nominee. Your broker, bank or nominee is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares during the Annual Meeting only by obtaining a “legal proxy” and following the instructions from your broker, bank or other nominee.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE universal proxy card or WHITE voting instruction form in the postage-paid envelope provided, or vote via the Internet or telephone as instructed on the WHITE universal proxy card or WHITE voting instruction form. If you have any difficulty following the registration process, please email our proxy solicitor at info@okapipartners.com.

VOTING

Stockholder of Record

You may vote your shares by using one of the methods listed below. Impactive strongly urges you to vote using the WHITE universal proxy card, and to discard and NOT vote using any blue proxy card sent to you by the Company.

Mail. You may vote by mail by completing, signing and dating your proxy card and mailing it in the enclosed prepaid and addressed envelope. Your proxy card must be received and tabulated no later than the closing of the polls for your proxy card to be valid and your vote to count.

Online. If you attend the Annual Meeting, you may vote your shares online while virtually attending the Annual Meeting by visiting www.cesonlineservices.com/wex26_vm. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting. You may only participate in the virtual Annual Meeting by registering in advance at www.cesonlineservices.com/wex26_vm prior to the deadline of 9:00 a.m. Eastern Time on May 4, 2026. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting.

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Beneficial Owner

According to the Company’s proxy statement, if you are a stockholder whose shares are held in a stock brokerage account or by a bank or other nominee as of the Record Date, you are invited to attend the virtual Annual Meeting; however, you may not vote your shares at the Annual Meeting unless you obtain a written proxy from your broker. As a beneficial owner of your shares, you are entitled to direct your broker how to vote your shares. You may instruct your broker on how to vote by completing the voting instruction form provided to you by your broker. You may also vote by telephone or via the Internet if your broker makes such methods available, in which case applicable instructions will be provided to you by your broker.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE voting instruction form in the postage-paid envelope provided, or vote via the Internet as instructed on the WHITE voting instruction form.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’s proxy statement, a quorum consists of the holders of one-third of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote. At the close of business on the Record Date, 34,666,571 shares of Common Stock were issued and outstanding. According to the Company’s proxy statement, shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. Shares of Common Stock that are present virtually during the Annual Meeting constitute shares of Common Stock represented “in person”. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

If you are a stockholder of record, you must deliver your vote by Internet, telephone or mail or attend the Annual Meeting virtually and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholder meeting. Under the rules governing brokers’ discretionary authority, if a stockholder receives proxy materials from or on behalf of both us and the Company, then brokers holding shares in such stockholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, then brokers will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 3 (ratification of the Company’s independent registered public accounting firm). A broker will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. We urge you to instruct your broker about how you wish your shares to be voted.

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VOTES REQUIRED FOR APPROVAL

Proposal 1: Election of Directors ─ According to the Company’s proxy statement, as a result of our nomination of the Impactive Nominees, the Annual Meeting constitutes a Contested Election Meeting (as defined in the Bylaws), and, accordingly, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote on the election at such Contested Election Meeting. Accordingly, the nine (9) director nominees receiving the highest number of “FOR” votes will be elected as directors. Withhold votes, abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of a director.

Proposal 2: Advisory (Non-Binding) Vote on the Compensation of the Company’s Named Executive Officers ─ According to the Company’s proxy statement, the affirmative vote of a majority of votes cast affirmatively or negatively on the matter is required for the approval of the advisory (non-binding) vote on the compensation of the named executive officers. A broker non-vote, if any, will be treated as not being entitled to vote. Because the non-binding vote on the compensation of the Company’s Named Executive Officers is an advisory vote, there is no required approval threshold for this proposal.

Proposal 3: Ratification of Independent Registered Public Accounting Firm ─ According to the Company’s proxy statement, the affirmative vote of a majority of votes cast affirmatively or negatively on the matter is required for the approval of the ratification of the selection of the independent registered public accounting firm. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Under applicable Delaware law, appraisal rights are not applicable to the voting on any matter to be considered at the Annual Meeting. If you sign and submit your WHITE universal proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Impactive’s recommendations specified herein.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting virtually (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. Only your last Internet or telephone vote submitted prior to the annual meeting is counted. You may not change your vote over the Internet or by telephone after 9:00 a.m., Eastern Time, on May 4, 2026, the day before the Annual Meeting. The revocation may be delivered either to Impactive in care of Okapi at the address set forth on the back cover of this Proxy Statement or to the Corporate Secretary of the Company at 1 Hancock Street, Portland, Maine 04101, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Impactive in care of Okapi at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Okapi may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Impactive Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE IMPACTIVE NOMINEES, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE UNIVERSAL PROXY CARD OR WHITE VOTING INSTRUCTION FORM TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Impactive. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Impactive has entered into an agreement with Okapi for solicitation and advisory services in connection with the solicitation, for which Okapi will receive a fee not to exceed $500,000, together with reimbursement for its reasonable and out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Impactive has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. It is anticipated that Okapi will employ approximately 35 persons to solicit the Company’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Impactive. Costs of this solicitation of proxies are currently estimated to be $2.5 million. Impactive estimates that through the date hereof, its expenses in connection with this solicitation are approximately $1 million. To the extent legally permissible, if Impactive is successful in its proxy solicitation, Impactive intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Impactive does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in this proxy solicitation are Impactive Capital Master Fund, a Cayman Islands exempted limited partnership; Impactive Sierra Fund LP (“Impactive Sierra”), a Delaware limited partnership; Impactive Zephyr Fund LP (“Impactive Zephyr” and together with Impactive Capital Master Fund and Impactive Sierra, the “Impactive Funds”), a Delaware limited partnership; Impactive Capital LP (“Impactive Capital”), a Delaware limited partnership; Impactive Capital LLC (“Impactive Capital GP”), a Delaware limited liability company; Christian Asmar, a United States citizen; Alemany October 2025 GRAT No. 1 (“Alemany Trust”), a New York trust; and the Impactive Nominees (each a “Participant” and collectively, the “Participants”).

The principal business address of each member of the Impactive Funds, Impactive Capital, Impactive Capital GP, and Mr. Asmar is 450 West 14th Street, 12th Floor, New York, New York 10014. The principal business address of Alemany Trust is 741 Turtle Beach Road, North Palm Beach, Florida 33408. The principal business addresses of the Impactive Nominees are as set forth elsewhere in this Proxy Statement.

The principal business of each of the Impactive Funds is investing in securities. The principal business of Impactive Capital is serving as the investment manager of the Impactive Funds. The principal business of Impactive Capital GP is serving as the general partner of Impactive Capital. The principal occupation of Mr. Asmar is serving as a managing member of Impactive Capital GP. The principal business of Alemany Trust is serving as a grantor retained annuity trust. The principal occupations of the Impactive Nominees are as set forth elsewhere in this Proxy Statement.

As of the date hereof, Impactive Capital Master Fund holds 1,341,381 shares of Common Stock. As of the date hereof, Impactive Sierra holds 313,261 shares of Common Stock. As of the date hereof, Impactive Zephyr holds 52,611 shares of Common Stock. Impactive Capital, as the investment manager of the Impactive Funds, may be deemed to beneficially own the 1,707,253 shares of Common Stock held by the Impactive Funds. Impactive Capital GP, as the general partner of Impactive Capital, may be deemed to beneficially own the 1,707,253 shares of Common Stock held by the Impactive Funds. Each of Mr. Asmar and Ms. Taylor Wolfe, as managing members of Impactive Capital GP, may be deemed to beneficially own the 1,707,253 shares of Common Stock held by the Impactive Funds. As of the date hereof, Mr. Adams directly beneficially owns 300 shares of Common Stock. As of the date hereof, Alemany Trust directly beneficially owns 6,000 shares of Common Stock. Ms. Alemany, as trustee of Alemany Trust, may be deemed to beneficially own the 6,000 shares of Common Stock directly beneficially owned by Alemany Trust.

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Each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 1,713,553 shares of Common Stock owned in the aggregate by all of the Participants in this solicitation. Each Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he, she or it does not directly own. For information regarding transactions in securities of the Company during the past two years by the Participants, please see Schedule I attached hereto.

The shares of Common Stock held by the Impactive Funds were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). Certain of the shares of Common Stock of the Company held by the Impactive Funds are held in the ordinary course of business with other investment securities held by such funds in co-mingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to such funds subject to applicable federal margin regulations, stock exchange rules and credit policies. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock held by the Impactive Funds. The shares of Common Stock beneficially owned by Alemany Trust were purchased with the personal funds of Ms. Alemany and such shares were subsequently transferred to Alemany Trust. The shares of Common Stock purchased by Mr. Adams were purchased with personal funds.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company, and (xv) there are no material proceedings to which any Participant or any of his, hers or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)–(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

30

OTHER MATTERS AND ADDITIONAL INFORMATION

Impactive is unaware of any other matters to be considered at the Annual Meeting. Should other matters, of which Impactive is not aware a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE universal proxy card will not vote on such matters.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Okapi, at the address set forth on the back cover of this Proxy Statement, or call toll free at (877) 285-5990. If you want to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Impactive.

This Proxy Statement is dated April 10, 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, any proposal that a stockholder wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the 2027 Annual Meeting of Stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 1 Hancock Street, Portland, Maine 04101, no later than December 4, 2026.

In addition, according to the Company’s proxy statement, if a stockholder wishes to present a proposal before the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) but does not wish to have a proposal considered for inclusion in the Company’s proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to the Company’s Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received no earlier than January 5, 2027, nor later than February 4, 2027. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 5, 2027, notice by the stockholder must be received no earlier than 120 days prior to the 2027 Annual Meeting and no later than the later of (i) the 90th day prior to the 2027 Annual Meeting or (ii) the tenth day following the day on which notice of the date of the 2027 Annual Meeting is first mailed or publicly disclosed, whichever first occurs. If a stockholder wishes to solicit proxies in support of director nominees other than the Company’s nominees under the universal proxy rules, such stockholder must, in addition to the information required under the Bylaws, also include in the notice the information required by Rule 14a-19 under the Exchange Act. Stockholders soliciting votes for a director pursuant to the universal proxy rules must also notify the Company not later than five business days prior to the 2027 Annual Meeting date that such stockholder has complied with the requirements of the Bylaws and Rules 14a-19 under the Exchange Act.

31

The Company’s proxy statement also states that alternatively, under the Company’s “proxy access” provision in the Bylaws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in the Company’s proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Bylaws. For a proxy access nomination to be considered timely for the 2027 Annual Meeting, it must be received in writing by the Secretary no earlier than December 6, 2026 nor later than January 5, 2027. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2027 Annual Meeting is based on information contained in the Company’s proxy statements and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by Impactive that such procedures are legal, valid or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

32

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

Your vote is important. No matter how many or how few shares of Common Stock you own, please vote to elect the Impactive Nominees by marking, signing, dating and mailing the enclosed WHITE universal proxy card or WHITE voting instruction form promptly.

Impactive Capital Master Fund LP

April 10, 2026

33

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Nature of Transaction	Securities Purchased/(Sold)	Date of Purchase/Sale

Impactive Capital Master Fund LP

Sale of Common Stock	(26,931)	04/11/2024
Sale of Common Stock	(9,853)	04/12/2024
Purchase of Common Stock	2,191	05/01/2024
Purchase of Common Stock	3,039	05/30/2024
Purchase of Common Stock	33,039	05/31/2024
Purchase of Common Stock	52,978	06/03/2024
Purchase of Common Stock	29,239	06/04/2024
Purchase of Common Stock	12,709	06/05/2024
Purchase of Common Stock	5,384	06/06/2024
Purchase of Common Stock	16,229	07/01/2024
Purchase of Common Stock	59,428	08/02/2024
Purchase of Common Stock	79,914	08/05/2024
Purchase of Common Stock	3,069	08/06/2024
Purchase of Common Stock	20,585	10/01/2024
Sale of Common Stock	(54,773)	10/11/2024
Sale of Common Stock	(27,911)	10/14/2024
Sale of Common Stock	(26,523)	10/15/2024
Sale of Common Stock	(17,006)	10/16/2024
Sale of Common Stock	(2,105)	10/17/2024
Sale of Common Stock	(29,343)	10/18/2024
Purchase of Common Stock	6,355	12/02/2024
Purchase of Common Stock	157,742	12/13/2024
Purchase of Common Stock	5,143	12/16/2024
Purchase of Common Stock	46,280	12/17/2024
Purchase of Common Stock	51,171	01/02/2025
Purchase of Common Stock	70,369	03/03/2025
Purchase of Common Stock	181,573	03/04/2025
Purchase of Common Stock	29,079	03/05/2025
Purchase of Common Stock	85,413	03/06/2025
Purchase of Common Stock	1,626	03/07/2025
Sale of Common Stock	(137,468)	03/26/2025
Sale of Common Stock	(11,264)	03/31/2025
Sale of Common Stock	(233)	04/02/2025
Sale of Common Stock	(10,849)	04/03/2025
Purchase of Common Stock	34,668	06/30/2025
Sale of Common Stock	(16,812)	07/24/2025
Sale of Common Stock	(55,801)	07/25/2025
Sale of Common Stock	(51,757)	07/28/2025
Sale of Common Stock	(2,689)	07/29/2025
Sale of Common Stock	(24,699)	08/13/2025
Sale of Common Stock	(5,918)	08/14/2025
Purchase of Common Stock	13,269	09/30/2025
Purchase of Common Stock	1,430	11/28/2025
Sale of Common Stock	(22,346)	12/31/2025
Sale of Common Stock	(943)	02/02/2026
Sale of Common Stock	(121,314)	02/04/2026
Sale of Common Stock	(143,308)	02/05/2026
Sale of Common Stock	(117,855)	02/06/2026

I-1

impactive sierra fund lp

Sale of Common Stock	(4,230)	04/11/2024
Sale of Common Stock	(1,548)	04/12/2024
Sale of Common Stock	(779)	05/01/2024
Purchase of Common Stock	474	05/30/2024
Purchase of Common Stock	5,155	05/31/2024
Purchase of Common Stock	5,441	06/03/2024
Sale of Common Stock	(6,541)	06/03/2024
Purchase of Common Stock	4,353	06/04/2024
Purchase of Common Stock	1,892	06/05/2024
Purchase of Common Stock	801	06/06/2024
Purchase of Common Stock	5,499	07/01/2024
Purchase of Common Stock	8,991	08/02/2024
Purchase of Common Stock	12,090	08/05/2024
Purchase of Common Stock	464	08/06/2024
Purchase of Common Stock	5,862	10/01/2024
Sale of Common Stock	(8,376)	10/11/2024
Sale of Common Stock	(4,268)	10/14/2024
Sale of Common Stock	(4,056)	10/15/2024
Sale of Common Stock	(2,600)	10/16/2024
Sale of Common Stock	(322)	10/17/2024
Sale of Common Stock	(4,487)	10/18/2024
Sale of Common Stock	(2,804)	12/02/2024
Purchase of Common Stock	23,690	12/13/2024
Purchase of Common Stock	772	12/16/2024
Purchase of Common Stock	6,951	12/17/2024
Purchase of Common Stock	19,429	01/02/2025
Purchase of Common Stock	10,607	03/03/2025
Sale of Common Stock	(1,295)	03/03/2025
Purchase of Common Stock	28,381	03/04/2025
Purchase of Common Stock	4,545	03/05/2025
Purchase of Common Stock	13,350	03/06/2025
Purchase of Common Stock	254	03/07/2025
Sale of Common Stock	(21,486)	03/26/2025
Purchase of Common Stock	31,989	03/31/2025
Sale of Common Stock	(40)	04/02/2025
Sale of Common Stock	(1,892)	04/03/2025
Purchase of Common Stock	13,477	06/30/2025
Sale of Common Stock	(2,998)	07/24/2025
Sale of Common Stock	(9,951)	07/25/2025
Sale of Common Stock	(9,230)	07/28/2025
Sale of Common Stock	(479)	07/29/2025
Sale of Common Stock	(1,124)	07/31/2025
Sale of Common Stock	(4,385)	08/13/2025
Sale of Common Stock	(1,075)	08/14/2025
Purchase of Common Stock	28,850	09/30/2025
Sale of Common Stock	(973)	11/28/2025
Purchase of Common Stock	67,410	12/31/2025
Sale of Common Stock	(220)	02/02/2026
Sale of Common Stock	(28,331)	02/04/2026
Sale of Common Stock	(33,468)	02/05/2026
Sale of Common Stock	(27,523)	02/06/2026

I-2

IMPACTIVE zephyr fund lp

Sale of Common Stock	(3,797)	04/11/2024
Sale of Common Stock	(1,389)	04/12/2024
Sale of Common Stock	(825)	05/01/2024
Purchase of Common Stock	425	05/30/2024
Purchase of Common Stock	4,623	05/31/2024
Purchase of Common Stock	4,876	06/03/2024
Sale of Common Stock	(6,008)	06/03/2024
Purchase of Common Stock	3,901	06/04/2024
Purchase of Common Stock	1,696	06/05/2024
Purchase of Common Stock	718	06/06/2024
Purchase of Common Stock	4,922	07/01/2024
Purchase of Common Stock	8,051	08/02/2024
Purchase of Common Stock	10,826	08/05/2024
Purchase of Common Stock	416	08/06/2024
Purchase of Common Stock	4,963	10/01/2024
Sale of Common Stock	(7,495)	10/11/2024
Sale of Common Stock	(3,819)	10/14/2024
Sale of Common Stock	(3,629)	10/15/2024
Sale of Common Stock	(2,327)	10/16/2024
Sale of Common Stock	(288)	10/17/2024
Sale of Common Stock	(4,015)	10/18/2024
Sale of Common Stock	(2,783)	12/02/2024
Purchase of Common Stock	21,168	12/13/2024
Purchase of Common Stock	690	12/16/2024
Purchase of Common Stock	6,211	12/17/2024
Sale of Common Stock	(39,329)	01/02/2025
Purchase of Common Stock	7,150	03/03/2025
Sale of Common Stock	(990)	03/03/2025
Purchase of Common Stock	19,130	03/04/2025
Purchase of Common Stock	3,064	03/05/2025
Purchase of Common Stock	8,999	03/06/2025
Purchase of Common Stock	171	03/07/2025
Sale of Common Stock	(14,483)	03/26/2025
Purchase of Common Stock	21,934	03/31/2025
Sale of Common Stock	(27)	04/02/2025
Sale of Common Stock	(1,278)	04/03/2025
Sale of Common Stock	(48,145)	06/30/2025
Sale of Common Stock	(1,515)	07/24/2025
Sale of Common Stock	(5,028)	07/25/2025
Sale of Common Stock	(4,662)	07/28/2025
Sale of Common Stock	(242)	07/29/2025
Sale of Common Stock	(645)	07/31/2025
Sale of Common Stock	(2,215)	08/13/2025
Sale of Common Stock	(544)	08/14/2025
Sale of Common Stock	(42,119)	09/30/2025
Sale of Common Stock	(457)	11/28/2025
Sale of Common Stock	(45,064)	12/31/2025
Sale of Common Stock	(37)	02/02/2026
Sale of Common Stock	(4,758)	02/04/2026
Sale of Common Stock	(5,621)	02/05/2026
Sale of Common Stock	(4,622)	02/06/2026

I-3

KURT P. ADAMS

Purchase of Common Stock	300	02/13/2026

Ellen R. Alemany

Purchase of Common Stock	6,000	10/03/2025
Disposition of Common Stock[1]	(6,000)	10/14/2025

Alemany October 2025 GRAT No. 1

Acquisition of Common Stock[1]	6,000	10/14/2025

1 Represents a transfer from Ms. Alemany to Alemany Trust.

I-4

SCHEDULE II

The following tables are reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2026.

INFORMATION ABOUT STOCK OWNERSHIP

Principal Stockholders

This table shows common stock that is beneficially owned by our directors, our director nominees, our Named Executive Officers, our current directors and executive officers as a group and all persons known to us to own 5 percent or more of the Company’s outstanding common stock, as of March 30, 2026. The percent of outstanding shares reported below is based on 34,666,571 shares outstanding on March 30, 2026.

Amount and Nature of Shares Beneficially Owned(1)

Name and Address(2)	Common Stock Owned(3)(4)	Right to Acquire(5)	Total Securities Beneficially Owned(4)(5)	Percentage of Outstanding Shares
Principal Stockholders:
Janus Henderson Group plc(6) 201 Bishopsgate EC2M 3AE, United Kingdom	3,870,484	—	3,870,484	11.2%
BlackRock, Inc.(7) 55 East 52nd Street New York NY 10055	3,841,491	—	3,841,491	11.1%
Morgan Stanley(8) 1585 Broadway New York, NY 10036	2,419,752	—	2,419,752	7.0%
PAR Investment Partners, L.P.(9) 200 Clarendon St, Floor 48 Boston, MA 02116	2,252,000	—	2,252,000	6.5%
JP Morgan Chase & Co.(10) 383 Madison Avenue New York, NY 10179	2,014,444	—	2,014,444	5.8%

II-1

Name and Address(2)	Common Stock Owned(3)(4)	Right to Acquire(5)	Total Securities Beneficially Owned(4)(5)	Percentage of Outstanding Shares
Named Executive Officers, and Directors:
Melissa Smith(11)	192,254	177,189	369,443	1.1%
Jagtar Narula	26,851	11,041	37,892	*
Sachin Dhawan	15,159	—	15,159	*
Carlos Carriedo	11,934	—	11,934	*
Jay Dearborn(12)	37,272	27,947	65,219	*
Nancy Altobello**	4,387	1,567	5,954	*
Daniel Callahan**	10,339	1,567	11,906	*
Aimee Cardwell**	1,440	1,567	3,007	*
David Foss	1,500	—	1,500	*
Shikhar Ghosh**	49,727	1,567	51,294	*
James Groch**	14,719	1,567	16,286	*
James Neary	8,183	1,567	9,750	*
Derrick Roman**	4,867	1,567	6,434	*
Stephen Smith	7,971	1,567	9,583	*
Susan Sobbott**	6,314	1,567	7,881	*
Jack VanWoerkom**	10,426	1,567	11,993	*
Directors and Executive Officers as a Group (22 Persons)(13)	470,181	275,278	745,459	2.2%

II-2

*	Less than 1%
**	Please refer to footnotes (4) and (5) below to see information regarding the WEX Inc. deferred stock units held (or to be held within 60 days of March 30, 2026) by certain non-employee directors.
(1)	The beneficial ownership amounts and percentages reported in this table were determined in accordance with SEC Rule 13d-3 under the Exchange Act as required by applicable SEC rules based on the most recently available beneficial ownership information and are not indicative of ownership for any other purpose, including for purposes of determining whether any approvals required by our regulators upon exceeding certain ownership thresholds under applicable law have been triggered. See the Risk Factor “Provisions in our charter documents, Delaware law and applicable banking laws may delay or prevent our acquisition by a third party, and could adversely impact the market price of our common stock” in Item 1A of Part I in our most recent Annual Report on Form 10-K filed with the SEC.
(2)	Unless otherwise noted, the business address for the individual is in care of WEX Inc., 1 Hancock Street, Portland, ME 04101.
(3)	Unless otherwise noted, includes shares for which the named person or entity has sole voting and investment power or has shared voting and investment power, including with his or her spouse. Excludes shares that may be acquired through stock option exercises or through the vesting of restricted stock units, which are accounted for in the column “Right To Acquire”.
(4)	Includes deferred stock units payable to our non-employee directors in shares of common stock 200 days after their separation from our Board as follows: 4,387 shares by Ms. Altobello; 10,339 shares by Mr. Callahan; 1,440 shares by Ms. Cardwell; 42,169 shares by Mr. Ghosh; 8,969 shares by Mr. Groch; 2,210 shares by Mr. Roman; 2,107 shares by Ms. Sobbott; and 6,606 shares by Mr. VanWoerkom. These units may not be voted or transferred until they become shares of common stock.
(5)	The Right to Acquire column includes shares that can be acquired through stock option exercises, the vesting of restricted stock units, or the vesting of market share units (“MSUs”) through May 17, 2026 and excludes shares that may not be acquired until on or after May 18, 2026, except that the 1,567 shares included in this column for Ms. Altobello, Mr. Callahan, Ms. Cardwell, Mr. Groch and Mr. Roman represent deferred stock units that will vest on May 15, 2026, which will be payable to our non-employee directors in shares of common stock 200 days after their separation from our Board. These deferred stock units may not be voted or transferred until they become shares of common stock. The Total Securities Beneficially Owned column includes both the Common Stock Owned and Right to Acquire columns.
(6)	This information was reported on a Schedule 13G/A filed by Janus Henderson Group plc (“Janus Henderson”) with the SEC on August 14, 2025. The Schedule 13G/A reported that Janus Henderson has shared voting power and shared dispositive power over 3,870,484 shares. The percentage reported is based on the assumption that Janus Henderson had beneficial ownership of 3,870,484 shares of common stock on March 30, 2026.
(7)	This information was reported on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2024 and does not necessarily reflect their current ownership of WEX securities. The Schedule 13G/A reported that BlackRock has sole voting power over 3,718,042 shares and has sole dispositive power over 3,841,491 shares. The percentage reported is based on the assumption that BlackRock had beneficial ownership of 3,841,491 shares of common stock on March 30, 2026.
(8)	This information was reported on a Schedule 13G/A filed by Morgan Stanley with the SEC on May 7, 2025. The Schedule 13G/A reported that Morgan Stanley has shared voting power over 2,208,076 shares and shared dispositive power over 2,328,638 shares. The percentage reported is based on the assumption that Morgan Stanley had beneficial ownership over 2,419,753 shares of common stock on March 30, 2026.
(9)	This information was reported on a Schedule 13G/A filed by PAR Investment Partners, L.P. (“PAR”) with the SEC on February 17, 2026. The Schedule 13G/A reported that PAR has sole voting power and sole dispositive power of 2,252,000 shares. The percentage reported is based on the assumption that PAR had beneficial ownership of 2,252,000 shares of common stock on March 30, 2026.
(10)	This information was reported on a schedule 13G filed by JPMorgan Chase & Co. (“JP Morgan”) with the SEC on February 10, 2025. The Schedule 13G reported that JP Morgan has sole voting power over 1,889,871 shares, sole dispositive power over 2,009,583 shares, and shared dispositive power over 245 shares. The percentage reported is based on the assumption that JP Morgan has beneficial ownership over 2,014,444 shares on March 30, 2026.
(11)	Includes 62,161 shares held indirectly, respectively, through trusts for the benefit of Ms. Smith’s three children and 18,277 shares held indirectly through Ms. Smith’s spouse.
(12)	Includes 7,400 shares held indirectly through a trust for the benefit of Mr. Dearborn’s children.
(13)	In addition to the Named Executive Officers and directors included in this table, six other executive officers were members of this group as of March 30, 2026.

II-3

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Impactive your proxy “FOR” the election of the Impactive Nominees and in accordance with our recommendations on the other proposals on the agenda for the Annual Meeting by taking the following steps:

•	SIGNING the enclosed WHITE universal proxy card or WHITE voting instruction form;
•	DATING the enclosed WHITE universal proxy card or WHITE voting instruction form; and
•	MAILING the enclosed WHITE universal proxy card or WHITE voting instruction form TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares virtually at the Annual Meeting; however, even if you plan to attend the Annual Meeting virtually, we recommend that you submit your WHITE universal proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting.

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE universal voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi at the address set forth below.

If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Impactive’s proxy materials,

please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Stockholders may call toll-free: (877) 285-5990

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

WHITE UNIVERSAL PROXY CARD

WEX INC.

2026 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY AND ON BEHALF OF IMPACTIVE CAPITAL MASTER FUND LP AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF WEX INC. IS NOT SOLICITING THIS PROXY

P          R          O          X          Y

The undersigned appoints Brandon Gold and Daniel Goldstein and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of WEX Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2026 annual meeting of stockholders to be held virtually at www.cesonlineservices.com/wex26_vm, on May 5, 2026, at 9:00 a.m. Eastern Time (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED AND NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE THREE (3) IMPACTIVE NOMINEES AND “FOR” SIX (6) COMPANY NOMINEES UNOPPOSED BY IMPACTIVE IN PROPOSAL 1, “AGAINST” PROPOSAL 2 AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the solicitation of proxies for the Annual Meeting by Impactive Capital Master Fund LP (together with the other participants in its solicitation, “Impactive”).

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE UNIVERSAL PROXY CARD

[X] Please mark vote as in this example

IMPACTIVE STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE THREE (3) IMPACTIVE NOMINEES AND “FOR” SIX (6) COMPANY NOMINEES UNOPPOSED BY IMPACTIVE, AND NOT TO VOTE “FOR” ANY OF THE REMAINING THREE (3) COMPANY NOMINEES LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES FOR UP TO NINE (9) NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN NINE (9) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN NINE (9) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

1.	To elect nine (9) directors to the Board of Directors to serve until the Company’s 2027 annual meeting of stockholders.

IMPACTIVE NOMINEES	FOR	WITHHOLD
a) Kurt P. Adams	☐	☐
b) Ellen R. Alemany	☐	☐
c) Lauren Taylor Wolfe	☐	☐

COMPANY NOMINEES UNOPPOSED BY IMPACTIVE	FOR	WITHHOLD
a) Daniel Callahan	☐	☐
b) Aimee Cardwell	☐	☐
c) David Foss	☐	☐
d) James Groch	☐	☐
e) Derrick Roman	☐	☐
f) Susan Sobbott	☐	☐

COMPANY NOMINEES OPPOSED BY IMPACTIVE	FOR	WITHHOLD
a) Nancy Altobello	☐	☐
b) Melissa Smith	☐	☐
c) Stephen Smith	☐	☐

IMPACTIVE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

2.	The Company’s proposal to approve on an advisory (non-binding) basis the compensation of the Company’s Named Executive Officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHITE UNIVERSAL PROXY CARD

IMPACTIVE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

3.	The Company’s proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.